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Exhibit 10.20

HILTON HOTELS RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2000)

        WHEREAS, Hilton Hotels Corporation (the "Company") established the Hilton Hotels Salaried Employees' Pension Plan (the "Plan"), effective in 1951;

        WHEREAS, from time to time, certain other employers have adopted the Plan;

        WHEREAS, the Plan was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974, and to rename the Plan as Hilton Hotels Retirement Plan;

        WHEREAS, the Plan has since been amended from time to time;

        WHEREAS, as a result of amendments to the Plan and in the interest of maintaining the Plan's tax-qualified status, it is desirable that the Plan be amended and restated.

        WHEREAS, the Hilton Hotels Pension Committee (the "Committee") and the Board of Directors of the Company have granted the Company the authority to adopt any amendments to the Plan required to maintain the Plan's tax-qualified status under the Internal Revenue Code of 1986; and

        WHEREAS, as a result of the enactment of the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998, the Plan must be substantially amended; and

        WHEREAS, nothing in this amendment and restatement increases the duties of the Committee under the Plan.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended and restated as set forth herein effective as of January 1, 2000 except where otherwise indicated. The provisions of this amended and restated Plan shall apply with respect to Employees who retire or otherwise terminate employment on or after January 1, 2000. The rights and benefits of Employees who retire or otherwise terminate employment prior to January 1, 2000 shall be determined in accordance with the provisions of the Plan in effect at the time of their retirement or termination of employment. Notwithstanding the Effective Date of the Plan or of any amendment hereto, no Employee shall benefit from the Plan, or any amendment hereto, unless: (1) the Committee minutes adopting the Plan or amendment specifically provide for the Employee to be benefited; or (2) the Employee is employed on or after the date of adoption of the Plan or amendment hereto, whichever is applicable. Provided that, where the administrator determines that an amendment must be applicable to former Employees in order for the Plan to maintain its tax-qualified status, such amendment shall apply to such Employees to the extent required for the Plan to maintain its tax-qualified status.

        In addition, it is intended that this Plan constitute an accident and health plan so that amounts distributed on account of disability are excluded from income under Section 105(c) of the Code to the extent provided by law.

ARTICLE I.

TITLE AND DEFINITIONS

        1.1    Title.

        This Plan shall be known as the Hilton Hotels Retirement Plan.

        1.2    Definitions.

        Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

        "Actuarial Equivalent" shall mean a benefit of equivalent value computed using the interest rate and mortality assumptions contained in Appendix A.

        "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or any other form of benefit.

        "Approved Leave of Absence" shall mean the period of absence with respect to a Participant who incurs a Break in Employment with the Company for or by reason of any of the causes listed below and who is reemployed by a Participating Employer within a period of 24 months from such Break in Employment. Such Participant shall be deemed to have been on an Approved Leave of Absence during the period intervening between such Break in Employment and reemployment, which period of Approved Leave of Absence (up to 24 months) shall be included in determining the Participant's Years of Vesting Service and Years of Benefit Service. The causes referred to above are as follows:

          (a)  A major destruction of the facility in which the Participant's services are customarily rendered;

          (b)  The closing or discontinuance of the business conducted therein; or

          (c)  The sale or other distribution of such facility to an entity other than a Participating Employer.

        "Average Monthly Compensation" shall mean the greater of:

            (i)  the total Compensation paid to a Participant during the five consecutive Plan Years within the last ten consecutive Plan Years immediately preceding his Break in Employment in which his total Compensation is the highest divided by the number of months in which such Compensation was earned (with the provision that, if the Participant earned Compensation during less than five consecutive Plan Years, his Average Monthly Compensation shall be computed by dividing the total Compensation paid during the consecutive Plan Years he did work by the number of months in such Plan Years), or

          (ii)  the monthly average of the Compensation paid to the Participant during the 60 consecutive months immediately preceding his Break in Employment (with the provision that, if the Participant earned Compensation for less than 60 consecutive months, the monthly average shall be based on the actual number of consecutive months in which he did receive Compensation).

        Because of the benefit freeze effective December 31, 1996, as set forth in Section 4.12, Average Monthly Compensation shall be calculated by substituting the phrase "immediately preceding January 1, 1997" for the phrase "immediately preceding his Break in Employment" in both clause (i) and clause (ii) above.

        "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 2.3 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 2.3, or if there is no surviving designated Beneficiary, then the Participants' surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death, (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death) then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

        "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

        "Break in Employment" shall mean an Employee's termination of employment as a result of resignation, discharge, retirement, Disability, or death. In determining whether and when a Break in Employment has occurred, the following rules shall apply:

          (a)  A Break in Employment shall not occur during a leave of absence authorized by the Participating Employer of such Employee or a Related Company in accordance with established nondiscriminatory policies, or during a vacation period, temporary layoff for lack of work, or military leave.

          (b)  A Break in Employment shall not occur if an Employee merely transfers from employment with one Participating Employer to another Participating Employer.

          (c)  A Break in Employment shall not occur if an Employee merely transfers from employment with a Participating Employer to a Hilton Property that is not a Participating Affiliate ("Non-Participating Property"), nor shall a Break in Employment occur if such Employee subsequently merely transfers from employment with such Non-Participating Property to another Non-Participating Property.

          (d)  Continuation on temporary layoff for lack of work for a period in excess of 12 months shall be considered a discharge effective as of the expiration of such 12-month period.

          (e)  Failure to return to work after the expiration of any leave of absence or after recall from any temporary layoff shall be considered a resignation effective as of the expiration of such leave of absence or recall from layoff.

          (f)    Failure of any Employee on military leave to make application for reemployment within the period of time during which he is entitled to retention of reemployment rights under applicable laws of the United States shall be considered a resignation effective as of the expiration date of such reemployment rights.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" shall mean the Company's Pension and Thrift Committee.

        "Company" shall mean Hilton Hotels Corporation, a Delaware corporation, any predecessor corporation, or any successor corporation resulting from merger or consolidation.

        "Compensation" shall mean an Employee's total Compensation, including base salary, overtime, cash bonuses, gratuity income paid in conjunction with or in lieu of base salary, the value of maintenance as established from time to time by the Committee, and such other amounts as determined by the Committee under rules adopted and uniformly applied (but excluding amounts so determined by the Committee) paid to such Employee that is subject to employer tax under the Federal Insurance Contributions Act in accordance with Section 3111(a) of the Internal Revenue Code of 1954 as in effect on March 1, 1978 (without regard to the dollar limitations contained in Section 3121(a) thereof). An Employee's Compensation shall also include (i) amounts by which the Employee's compensation is reduced pursuant to Section 125 of the Code under a cafeteria plan maintained by his or her employer, and (ii) the Compensation which would have been considered during periods of leaves of absence for which Years of Benefit Service are granted based upon the rate applicable at the time the leave is granted as determined by rules adopted and uniformly applied by the Committee. Compensation during any period for which an Employee is entitled to Years of Benefit Service under subparagraph (c) of the definition of "Years of Benefit Service" hereunder shall be considered as Compensation; provided, however, that in no event shall (i) compensation attributable to air or automobile transportation, (ii) any amounts received pursuant to the provisions of the Hilton Deferred Compensation Plan, the Hilton Supplemental Executive Retirement Plan or the Hilton Hotels Retirement Benefit Replacement Plan, or (iii) any amounts which are attributable to a plan, program or other arrangement based on or involving capital stock of the Company, be taken into account in calculating an Employee's Compensation hereunder. Pursuant to rules adopted and uniformly applied by the Committee, severance pay paid to an Employee upon a Break in Employment shall be considered as Compensation, but only to the extent that such severance pay is paid in the form of periodic payments. Severance pay paid in the form of a single lump sum shall not be considered as Compensation.

        Notwithstanding the foregoing, the maximum amount of an Employee's Compensation which shall be taken into account under the Plan for any Plan Year ("Maximum Compensation Limitation") shall be (i) $200,000 for Plan Years beginning on or after January 1, 1989, and (ii) $150,000 for Plan Years beginning on or after January 1, 1994, such limitation adjusted automatically without amendment to the Plan at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than twelve months, the Maximum Compensation Limitation shall be reduced to the amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan Year and a denominator equal to twelve. Notwithstanding the application of the Maximum Compensation Limitation, (i) the accrued benefit of a Participant determined as of December 31, 1988 shall not be reduced by reason of the $200,000 limitation, and (ii) the accrued benefit of a Participant determined as of December 31, 1993 shall not be reduced by reason of the $150,000 limitation. Furthermore, a Participant's accrued benefit, as calculated after December 31, 1988, shall be the greater of (i) or (ii), where (i) is his accrued benefit calculated under the Plan, as amended to comply with the Maximum Compensation Limitation, using all Years of Benefit Service and Compensation, and (ii) is the greater of (A) his accrued benefit determined as of December 31, 1988 plus his accrued benefit calculated under the Plan, as amended to comply with the Maximum Compensation Limitation, using only Years of Benefit Service and Compensation after December 31, 1988, or (B) his accrued benefit determined as of December 31, 1993 plus his accrued benefit calculated under the Plan, as amended to comply with the Maximum Compensation Limitation, using only Years of Benefit Service and Compensation after December 31, 1993.

        "Defined Benefit Plan" shall mean a plan described in Section 414(j) of the Code.

        "Defined Contribution Plan" shall mean a plan described in Section 414(i) of the Code.

        "Disability" shall mean the total and presumably permanent incapacity of a Participant to engage in any remunerative occupation or employment by reason of mental or physical disability, as determined by the Committee in its sole and absolute discretion under rules established by the Committee and applied in a uniform and nondiscriminatory manner.

        "Disability Retirement Benefit" shall mean the benefit provided under Sections 4.3 and 4.5 determined pursuant to the factors in Appendix A.

        "Disability Retirement Date" shall mean (i) with respect to a Participant who incurs a Disability while employed by a Participating Employer, the first day of any calendar month coincident with or next following the date on which such Participant retires from all Participating Employers because of Disability if he then has at least 15 Years of Vesting Service and (ii) with respect to a Participant entitled to a vested benefit pursuant to Section 4.6(b) and who has at least 15 Years of Vesting Service, the first day of any calendar month coincident with or next following the date such Participant incurs a Disability. However, such a Participant may elect to defer commencement of his Disability Retirement Benefit until the first day of any month prior to his Normal Retirement Date, in which case, solely for purposes of applying the reduction factors contained in Appendix A (with respect to a Participant described in clause (i) of the preceding sentence) or determining the Actuarial Equivalent benefit (with respect to a Participant described in clause (ii) of the preceding sentence), such reduction factors or Actuarial Equivalent determination, as applicable, shall be applied as if the date that his Disability Retirement Benefit actually commences is his Disability Retirement Date.

        "Early Retirement Benefit" shall mean the benefit provided under Sections 4.2 and 4.5 determined pursuant to the factors in Appendix A.

        "Early Retirement Date" shall mean (i) with respect to a Participant who retires from active status with all Participating Employers, the first day of the calendar month coincident with or next following the date on which such Participant retires prior to his Normal Retirement Date if he then has reached age 55, has at least 10 Years of Vesting Service and has elected to receive an Early Retirement Benefit, and (ii) with respect to a Participant who has at least 10 years of Vesting Service and incurs a Break in Employment prior to attaining age 55, the first day of any calendar month after his attainment of age 55 and prior to his Normal Retirement Date as of which such Participant elects to receive an Early Retirement Benefit. However, such a Participant may elect to defer commencement of his Early Retirement Benefit until the first day of any month prior to his Normal Retirement Date, in which case, solely for purposes of applying the reduction factors contained in Appendix A (with respect to a Participant described in clause (i) of the preceding sentence or a Participant described in clause (ii) of the preceding sentence who has at least 20 Years of Vesting Service) or determining the Actuarial Equivalent benefit (with respect to a Participant described in clause (ii) of the preceding sentence who has less than 20 Years of Vesting Service), such reduction factors or Actuarial Equivalent determination, as applicable, shall be applied as if the date that his Early Retirement Benefit actually commences is his Early Retirement Date. A Participant is ineligible for an Early Retirement Date if on such date he is employed by a Related Company.

        "Effective Date" shall mean (i) with respect to the Company, January 1, 1951, and (ii) with respect to a Participating Affiliate, the effective date of adoption of the Plan by such Participating Affiliate.

        "Eligible Employee" shall mean any Employee of a Participating Employer who has both attained age 21 and completed one Year of Eligibility Service; except that there shall be excluded (i) any "leased employee" as defined in Section 414(n) of the Code, (ii) any Union Employee, unless such Union Employee is a member of a group of Employees to whom this Plan has been extended by the collective bargaining agreement covering such Union Employee, and (iii) any Employee of a Participating Affiliate who is included in a group or classification of Employees of such Participating Affiliate to which the Plan is not extended, as provided under the definition of "Participating Affiliate" hereunder. Notwithstanding the foregoing, no Employee shall be an Eligible Employee until the Effective Date with respect to his Participating Employer.

        For purposes of this definition of "Eligible Employee," and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the applicable Participating Employer, in its discretion, as employees under Section 3121(d) of the Code (including, but not limited to, individuals classified by the Participating Employer as independent contractors and non-employee consultants) and individuals who are classified by the Participating Employer, in its discretion, as employees of any entity other than a Participating Employer, do not meet this definition of "Eligible Employee" and are ineligible for benefits under the Plan, even if the classification by the Participating Employer is determined to be erroneous, or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Eligible Employee and shall be ineligible for benefits for all periods prior to the date the Participating Employer determines its classification of the individual is erroneous or should be revised. The foregoing sets forth a clarification of the intention of the Participating Employers regarding participation in the Plan for any Plan Year, including Plan Years prior to the amendment of this definition of "Eligible Employee."

        "Eligibility Computation Period" shall mean:

          (a)  The 12-consecutive month period commencing with the first day that an Employee completes an Hour of Service for a Participating Employer or a Related Company;

          (b)  The first 12-consecutive month period coinciding with the Plan Year which includes the first anniversary of the first day that an Employee completes an Hour of Service for a Participating Employer or a Related Company; and

          (c)  Each succeeding 12-consecutive month period coinciding with the Plan Year.

        Notwithstanding the above, if an Employee completes more than 500 Hours of Service during any such Eligibility Computation Period and then fails to complete more than 500 Hours of Service during a subsequent Eligibility Computation Period, then future Eligibility Computation Periods shall be measured from the first day that the Employee completes an Hour of Service following the Eligibility Computation Period in which the Employee has been credited with not more than 500 Hours of Service. In addition, any reemployed individual described in the preceding sentence who again incurs a Break in Employment shall measure Eligibility Computation Periods from the date of subsequent reemployment if no Hours of Service are performed during an Eligibility Computation Period ending subsequent to the Break in Employment. For purposes of determining whether an Employee has completed 500 or fewer Hours of Service during any Eligibility Computation Period, rules similar to the rules contained in the definition of "One Year Break in Service Year" shall apply, notwithstanding anything to the contrary contained therein.

        "Employee" shall mean every person employed by a Participating Employer or a Related Company, including any "leased employee" described in Section 414(n) of the Code and any other individual required to be treated as employed by the Participating Employer or a Related Company under Section 414(o) of the Code.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Fiduciary" shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term "Named Fiduciary" with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

        "Hilton Property" shall mean each business entity (including a Related Company of the Company), as designated from time to time by the Committee, in which the Company, directly or indirectly, has an interest or with which it has a contractual relationship for hotel management.

        "Hour of Service" shall mean an hour (a) for which an Employee is paid, or entitled to payment, for performance of duties for a Participating Employer or a Related Company; (b) for which the Employee is paid or entitled to payment by a Participating Employer or a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (c) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer or a Related Company.

        The following additional rules shall apply in calculating Hours of Service: (a) no more than 501 Hours of Service are required to be credited to an Employee on account of any single period during which the Employee performs no duties; (b) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; (d) a payment shall be deemed to be made by or due from a Participating Employer or Related Company regardless of whether such payment is made by or due from a Participating Employer or a Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which a Participating Employer or a Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate; (e) no more than one Hour of Service shall be credited with respect to any hour of time; (f) an "Hour of Service" shall include any hour for which an Employee is entitled to payment by a "leasing organization" (as described in Section 414(n)(2) of the Code) for the performance of duties for a Participating Employer or a Related Company.

        The definition of "Hour of Service" set forth herein shall also be construed in accordance with, and shall include any additional periods of service, that may be required by regulations promulgated by the United States Department of Labor. The hour of service rules stated in the Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference.

        "Integrated Benefits" shall mean the aggregate benefits payable to a Participant (or over which he has had or has exercised or released, any power or right of election, designation, appointment or disposition) under (i) any pension plan qualified as tax exempt under Section 401(a) of the Code, including any such plan established by the New York Hotel Association or pursuant to any collective bargaining or other agreement, to the extent that a Participating Employer, any Related Company, or any predecessors thereto have contributed or paid all or part of the costs thereof as determined by rules established from time to time by the Committee, and (ii) any federal, state, or other system now in existence or hereafter created or amended to which a Participating Employer is required by law to contribute or pay all or part of the costs, as determined by rules established from time to time by the Committee, including 50 percent of the Primary Social Security Benefit computed on the basis of the Social Security Act as in effect at the time at which the offset for Integrated Benefits is first applied as provided in the definition of "Primary Social Security Benefit" hereunder. The Committee, by uniform rules adopted from time to time, shall estimate the amounts of all Integrated Benefits expected to be payable to any Participant for the purpose of determining benefits under this Plan prior to the date of determination of the actual amount of any such Integrated Benefits, and adjustments shall be made, without interest, in benefit payments due after the Annuity Starting Date if later information so requires.

        "Investment Manager" shall mean a Fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets who (a) (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank, as defined in that Act; or (3) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (b) has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

        "Late Retirement Benefit" shall mean the benefit provided under Sections 4.4 and 4.5.

        "Late Retirement Date" shall mean, with respect to a Participant who remains in the employ of a Participating Employer following his Normal Retirement Date, the first day of any month following his Normal Retirement Date on which he elects to retire.

        "Normal Retirement Age" shall mean the date on which occurs the later of (a) or (b), where (a) is the date a Participant attains age 65, and (b) is the earlier of:

            (i)  the date he has completed 5 Years of Vesting Service, or

          (ii)  the earlier of (A) the tenth anniversary of the date he commenced participation in the Plan, or (B) the fifth anniversary of the first day of the first Plan Year beginning on or after January 1, 1988.

        "Normal Retirement Benefit" shall mean the benefit provided under Sections 4.1 and 4.5.

        "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date the Participant attains his Normal Retirement Age. A Participant shall retire on his Normal Retirement Date; provided that, a Participant may elect to continue employment and retire on a Late Retirement Date subsequent to said Normal Retirement Date, in which event he shall remain a Participant in the Plan as long as he remains an Eligible Employee.

        "One Year Break in Service Year" shall mean any Vesting Computation Period during which a Participant has not completed more than 500 Hours of Service. Notwithstanding the preceding sentence and solely for purposes of this paragraph, if an Employee is credited with less than 501 Hours of Service during a 12-month period described in the preceding sentence by reason of an absence that arises because of her pregnancy, the birth or adoption of the Employee's child (or child care for a period immediately following such birth or adoption), such Employee shall not incur a One Year Break in Service Year; rather, the Employee shall be credited for any such 12-month period with (a) the Hours of Service for which the Employee would have received credit (but for such absence), if determinable, or (b) eight Hours of Service per day during such absence. If, absent the preceding sentence, a One Year Break in Service Year would not occur because of such an absence during the 12-month period that includes the beginning of such absence, the Employee shall receive credit for the hours specified under (a) or (b) above in the Vesting Computation Period immediately following the Vesting Computation Period in which such absence initially occurs, solely to prevent the occurrence of a One Year Break in Service Year in any such Vesting Computation Period. Notwithstanding any other provision of this paragraph, any Employee shall not be credited with more than 501 Hours of Service by reason of such absence.

        "Participant" shall mean any Employee or former Employee who has been admitted to participation in the Plan pursuant to Article II and who is or may become eligible to receive a benefit from the Plan. A Participant does not include an Employee who incurs a Break in Employment and either: (a) is not vested; or (b) has been paid the full amount of his nonforfeitable benefit.

        "Participating Affiliate" shall mean any Hilton Property that, by resolution of its board of directors and with the approval of the Committee, elects to participate in this Plan. Furthermore, in approving any Hilton Property as a Participating Affiliate, the Committee may, in its discretion, determine that the Plan is extended only to a specific group or classification of Employees of such Participating Affiliate, so long as any such determination complies with the Code and ERISA. By electing to participate in this Plan, a Participating Affiliate agrees to (i) be bound by any Plan or Trust amendment adopted by resolution of the Board of Directors or by the written instrument of any person to whom the Board of Directors had delegated its authority to adopt the amendment, and (ii) execute such forms or documents (e.g., forms or other materials required by the Internal Revenue Service or Department of Labor) as are deemed necessary or desirable by the Committee.

        "Participating Employer" shall mean the Company and each Participating Affiliate. Appendix F attached hereto lists all Participating Employers as of January 1, 1994.

        "Plan" shall mean the Hilton Hotels Retirement Plan set forth herein, as now in effect or hereafter amended.

        "Plan Year" shall mean each 12-consecutive month period beginning on January 1 and ending on December 31. The Plan Year shall be the limitation year for purposes of Section 415 of the Code.

        "Primary Social Security Benefit" shall mean the monthly amount available at the later of (i) the date a Participant attains age 65, or (ii) the Participant's Early, Normal, Late or Disability Retirement Date or earlier Break in Employment, excluding amounts available for spouses and dependents, as an unreduced old-age or disability insurance benefit under the provisions of Title II of the Social Security Act (or under the provisions of any similar federal Act or Acts now in existence, or as hereafter created or amended) as in effect on the Participant's Early, Normal, Late or Disability Retirement Date or earlier Break in Employment, whether or not payment of such amount is delayed, suspended or forfeited because of failure to apply, accept other work, or any other similar reason within the control of the Participant. Such amount shall be determined on the basis of the Participant's period of employment with the Participating Employers in accordance with uniform rules adopted by the Committee, subject to the following paragraph. If a Participant retires or otherwise incurs a Break in Employment prior to age 65, the amount of his Primary Social Security Benefit shall be computed by assuming he receives no wages after such retirement or other Break in Employment.

        In computing a Participant's Primary Social Security Benefit, the Participant's wages for Plan Years ending prior to his Break in Employment shall be calculated by using either (i) an estimated wage history, or (ii) to the extent the Committee has records, such Participant's actual wages. The estimated wage history shall be calculated by projecting backwards the Participant's wages during the Plan Year in which his Break in Employment occurs at a 6% annual rate. If the Participant provides evidence to the Committee of his actual wage history for the years before his Break in Employment, the actual wages shall be used instead of the estimate. In order that it be taken into account, a Participant must provide the actual wage history no later than a reasonable period of time (as determined by the Committee) after his Break in Employment or, if later, the date he is informed of the benefit to which he is entitled.

        "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Spouse of the Participant to whom he is legally married at the time his annuity payments commence which is 50% of the amount of the annuity payable during the life of the Participant. The amount of the Qualified Joint and Survivor Annuity shall be determined pursuant to the tables attached as Appendix A to the Plan.

        "Related Company" shall be determined separately with respect to each Participating Employer, and shall mean, with respect to such a Participating Employer, (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which such Participating Employer is a component member, (ii) each entity (whether or not incorporated) which is under common control with such Participating Employer, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder, (c) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which such Participating Employer or a Related Company is a member and (d) any organization which is required by regulations issued under Section 414(o) of the Code to be treated as a Related Company. For purposes of Section 5.1 of this Plan the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code. The term "Related Company" shall also include each predecessor employer to the extent required by Section 414(a) of the Code. Notwithstanding the foregoing, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under clauses (i) through (iv) above.

        "Section 203(a)(3)(B) Service" shall mean the employment of an Employee, subsequent to the time the payment of benefits commenced or would have commenced if the Employee had not remained in or returned to employment during a calendar month, if the Employee completes in such month 40 or more Hours of Service for a Participating Employer as of the time that the payment of benefits commenced or would have commenced if the Employee had not remained in or returned to employment. In the case of an Employee for whom records of Hours of Service are not maintained, an Employee who receives payment for any such Hours of Service performed on each of 8 or more days in such month shall also be treated as employed in Section 203(a)(3)(B) Service.

        "Senior Officer" shall mean each person who holds the office of Senior Vice President or higher with the Company.

        "Spouse" shall mean the person legally married to the Participant on the Annuity Starting Date. A "Surviving Spouse" is a Spouse who survives the Participant, provided, however, that for purposes of the Surviving Spouse Benefit described in Section 4.7, "Surviving Spouse" shall mean the Spouse to whom the Participant was legally married for at least one year prior to his date of death.

        "Trust" shall mean the Trust that is established to hold and invest contributions under this Plan.

        "Trustee" (or "Trustees," if more than one is appointed and acting) shall mean the Trustee or Trustees, whether original or successor, appointed under the Trust.

        "Union Employee" shall mean an Employee covered by a collective bargaining agreement between his Participating Employer and any collective bargaining representative if retirement benefits were the subject of good faith bargaining between such representative and such Participating Employer.

        "Vesting Computation Period" shall mean any Plan Year beginning on or after January 1, 1976 during which the Employee is employed with a Participating Employer or a Related Company.

        "Years of Benefit Service" of a Participant, measured in years and fractional years, shall mean the aggregate (without counting any period more than once) of the years computed under (a) through (f) below:

          (a)  A Participant who was a Participant under the Plan on December 31, 1975 shall be entitled to a full or fractional Year of Benefit Service for each full or fractional year of service to which he was entitled for purposes of determining benefit accruals under the Plan prior to January 1, 1976, in accordance with the terms of the Plan in effect prior to January 1, 1976.

          (b)  Beginning January 1, 1976, a Participant shall be entitled to 1/12th of a Year of Benefit Service for each calendar month during which he is both employed by a Participating Employer and is an Eligible Employee; provided, however, that except for the Plan Year in which he retires or otherwise incurs a Break in Employment after becoming vested pursuant to Section 4.6, a Participant shall not be entitled to any Years or fractional Years of Benefit Service for a Plan Year during which he completes less than 1,000 Hours of Service.

          (c)  Beginning July 12, 1990, a Participant shall be entitled to 1/12th of a Year of Benefit Service for each calendar month during which he is both credited with Hours of Service and is an Eligible Employee; provided, however, that except for the Plan Year in which he retires or otherwise ceases to complete Hours of Service under the Plan following completion of 5 or more Years of Vesting Service, a Participant shall not be entitled to any Years or fractional Years of Benefit Service for a Plan Year during which he completes less than 1,000 Hours of Service.

          (d)  A Participant shall be entitled to a full or fractional Year of Benefit Service for each full or fractional Year of Vesting Service to which he is entitled under subparagraph (d) of the definition of "Years of Vesting Service" hereunder.

          (e)  Any period for which a Participant is entitled to receive a pension under a pension plan of a former employer (other than a Participating Employer) shall be disregarded in computing his Years of Benefit Service.

          (f)    A period of leave of absence because of military service (or the equivalent of military service as determined by the Committee under such rules as it shall determine and uniformly apply) or an "Approved Leave of Absence" (as defined hereunder) shall be included in computing a Participant's Years of Benefit Service. A period of leave of absence for other reasons shall be disregarded in computing a Participant's Years of Benefit Service; provided, however, that the Committee may, in its sole and absolute discretion under such conditions and rules as it shall specify or establish and uniformly apply, allow credit for such leave of absence in computing a Participant's Years of Benefit Service.

          (g)  Pursuant to rules adopted and uniformly applied by the Committee, the period of service, if any, attributable to severance pay paid to a Participant upon a Break in Employment shall be included in determining such Participant's Years of Benefit Service, but only to the extent that such severance pay is paid in the form of periodic payments. Service attributable to severance pay paid in the form of a single lump sum shall not be included in determining Years of Benefit Service.

        The following additional rules shall apply in determining a Participant's Years of Benefit Service. If, at the date of a Participant's retirement or earlier Break in Employment (i) his period of employment (or a portion thereof) with a Participating Employer is otherwise excluded from his Years of Benefit Service because he was a Union Employee during such period ("Union Exclusion"), or (ii) his period of employment (or a portion thereof) with a Hilton Property is otherwise excluded from his Years of Benefit Service because said Hilton Property was not a Participating Affiliate under the Plan during such period ("Hilton Property Exclusion"), then:

          (a)  If the Participant incurs a Break in Employment with all Participating Employers for any reason before he has both attained age 55 and completed 20 or more Years of Vesting Service, but the Participant has completed 10 or more years of continuous participation in the Plan (measured from his initial date of participation in the Plan pursuant to Article II) immediately prior to his Break in Employment, then all periods used in determining his Years of Vesting Service (in the case of the Union Exclusion), or service with the Participating Employers and Hilton Properties (in the case of the Hilton Property Exclusion), shall be included in computing his Years of Benefit Service hereunder.

          (b)  If the Participant incurs a Break in Employment with all Participating Employers for any reason after he has both attained age 55 and completed 20 or more Years of Vesting Service, and the Participant has completed 5 or more years of continuous participation in the Plan (measured from his initial date of participation in the Plan pursuant to Article II) immediately prior to his Break in Employment, then all periods used in determining his Years of Vesting Service (in the case of the Union Exclusion), or service with the Participating Employers and Hilton Properties (in the case of the Hilton Property Exclusion), shall be included in computing his Years of Benefit Service hereunder.

          (c)  If a Participant incurs a Break in Employment with all Participating Employers for any reason after he has both attained age 65 and completed 10 or more Years of Vesting Service, and the Participant has completed 5 or more years of continuous participation in the Plan (measured from his initial date of participation in the Plan pursuant to Article II) immediately prior to his Break in Employment, then all periods used in determining his Years of Vesting Service (in the case of the Union Exclusion), or service with the Participating Employers and Hilton Properties (in the case of the Hilton Property Exclusion) shall be included in computing his Years of Benefit Service hereunder.

        Notwithstanding the freeze on benefit accruals, service performed before January 1, 1997 that would otherwise be excluded under the Hilton Property Exclusion or the Union Exclusion shall be included if a Participant satisfies (before, on or after January 1, 1997) the requirements set forth above which provide for inclusion of such service. Under no circumstances shall service performed after December 31, 1996 be included as a result of the preceding sentence.

        "Year of Eligibility Service" means each Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service.

        "Years of Vesting Service" for any Employee, measured in years and fractional years, shall mean (i) prior to January 1, 1976, service, if any, described under subparagraph (a) below, and (ii) on or after January 1, 1976, each Vesting Computation Period during which he completes at least 1,000 Hours of Service. For purposes of determining Years of Vesting Service, no period shall be counted more than once, and the following rules shall apply:

          (a)  An Employee shall be entitled to a full or fractional Year of Vesting Service for each full or fractional year of service, if any, to which he was entitled under the Plan, for vesting purposes, prior to January 1, 1976, in accordance with the terms of the Plan in effect prior to January 1, 1976.

          (b)  A period of concurrent employment with two or more Participating Employers and/or Related Companies shall be considered as employment with only one such employer during such period.

          (c)  To the extent provided by the Committee, an Employee's employment with a predecessor employer shall be considered as employment with the Participating Employers.

          (d)  If a Participating Employer shall loan or assign an Employee to a Hilton Property that is not a Participating Affiliate, and such Employee subsequently resumes employment with such Participating Employer, then such period of employment with such Hilton Property shall be included for purposes of determining Years of Vesting Service.

          (e)  A period of "Approved Leave of Absence" (as defined hereunder) shall be included in computing a Participant's Years of Vesting Service.

          (f)    Pursuant to rules adopted and uniformly applied by the Committee, the period of service, if any, attributable to severance pay paid to an Employee upon a Break in Employment shall be included in determining such Employee's Years of Vesting Service, but only to the extent that such severance pay is paid in the form of periodic payments. Service attributable to severance pay paid in the form of a single lump sum shall not be included in determining Years of Vesting Service.

ARTICLE II.

PARTICIPATION

          2.1    Eligibility Requirements.

          Each Employee who was a Participant on December 31, 1998 shall continue to participate hereunder. Each other Employee shall become a Participant on the day he becomes an Eligible Employee, provided, however, that as long as the benefit freeze under Plan Section 4.12 remains in effect, no new Participants shall be admitted for participation in the Plan after December 31, 1996. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

          2.2    Breaks in Service.

          A Participant who incurs a Break in Employment and is later reemployed with a Participating Employer as an Eligible Employee shall be deemed to have resumed participation immediately upon the date of such reemployment, provided he completes a Year of Eligibility Service after the date of such reemployment.

          2.3    Designation of Beneficiary.

          Upon forms provided by the Committee, each Eligible Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Eligible Employee desires to receive any benefits payable under this Plan in the event of such Eligible Employee's death. A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. However, if a married Participant wishes to designate a person other than his Spouse as Beneficiary, such designation shall be consented to in writing by the Spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the Spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no Spouse or that the required consent cannot be obtained because the Spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Participating Employer, the Committee and the Trustee may rely upon his designation of Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan. Upon the dissolution of marriage of a Participant, any designation of the Participant's former Spouse as a Beneficiary shall be treated as though the Participant's former Spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 2.3 and that clearly names such former Spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former Spouse as the Beneficiary; provided, however, that this sentence shall not apply if the former Spouse is Beneficiary by reason of having been named as a joint annuitant under a joint and survivor form of benefit (including a Qualified Joint and Survivor Annuity), and any annuity payments have been made to the Participant or the former Spouse prior to the Plan having been notified of the dissolution of marriage. In any case in which the Participant's former Spouse is treated under the Participant's Beneficiary Designation as having predeceased the Participant, no heirs or other beneficiaries of the former Spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

ARTICLE III.

CONTRIBUTIONS

          3.1    Payment.

          (a)  Subject to subsection (c) below, the Participating Employers expect to pay the entire cost of the benefits provided by this Plan. Such contributions shall be paid from time to time directly to the Trustee, or may instead be deposited in a depositary or depositaries selected by the Committee, which depositary may be the Trustee or any other state or national bank having a capital in excess of $1,000,000. In the event such depositary is a bank other than the Trustee, all such deposits shall be made in the Trustee's name and such depositary shall hold any funds so deposited with it subject to the directions and instructions of the Trustee. The Trustee shall have no liability or responsibility for (i) the selection of any such depositary, nor (ii) for any action or non-action taken by such depositary, except to the extent that such action or non-action is taken in accordance with the directions of the Trustee. The timing of all contributions shall be entirely discretionary with the Participating Employer making such contribution except as otherwise required by the Code or ERISA.

          (b)  Expenses incurred in the administration of the Plan, including legal, actuarial, and Trustee's fees and expenses, shall be paid by the Trust to the extent allowed by law except to the extent such amounts are paid by the Participating Employers in the sole discretion of the Company.

          (c)  Separate computations shall be made under this Article with respect to each Participating Employer in the Plan to the end that each such Participating Employer shall bear the cost of benefits accruing hereunder for its own Participants.

          (d)  Forfeitures under this Plan shall not be applied to increase the benefits any Participant would otherwise receive under this Plan but shall instead be used to reduce subsequent contributions.

          (e)  No Participant can make contributions under this Plan.

ARTICLE IV.

RETIREMENT AND DEATH BENEFITS

          4.1    Normal Retirement Benefit—Unmarried Participant.

          (a)  A Participant may retire and commence receiving his vested Normal Retirement Benefit on his Normal Retirement Date. A Participant shall be 100% vested in benefits under this Plan upon attainment of Normal Retirement Age if he is then an Employee. Except as hereinafter provided, the amount of the monthly retirement benefit payable each month for the life of a Participant, commencing on his Normal Retirement Date and ending with the benefit for the month during which his death occurs, which is his Normal Retirement Benefit, shall be equal to (1) reduced by (2), as follows:

            (1)  If the Participant had completed 34 or more Years of Benefit Service as of December 31, 1983, then (1) is the greater of (A) or (B) and otherwise is (B):

              (A)  1 1/2% of the Participant's Average Monthly Compensation multiplied by his Years of Benefit Service, but not more than 60% of such Average Monthly Compensation; or

              (B)  the sum of:

                  [i]  2% of the Participant's Average Monthly Compensation multiplied by his Years of Benefit Service (up to a maximum of 25 years), plus

                [ii]  1/2% of his Average Monthly Compensation multiplied by his Years of Benefit Service in excess of 25, but not more than 60% of such Average Monthly Compensation.

            (2)  is: the Participant's Integrated Benefits.

          (b)  Notwithstanding subsection (a) above, the following minimums shall apply in determining the Normal, Early or Late Retirement Benefit (as applicable) payable to a Participant who at the date of his retirement or earlier Break in Employment has either (i) completed 10 or more Years of Benefit Service, or (ii) both attained age 55 and completed 5 or more Years of Benefit Service:

            (1)  The Normal or Late Retirement Benefit payable on or after January 1, 1986 to such a Participant who retires on or after that date on a Normal or Late Retirement Date, or who prior to January 1, 1986 had retired on a Normal or Late Retirement Date and is receiving a Normal or Late Retirement Benefit on January 1, 1986, shall not be less than $150.

            (2)  The Early Retirement Benefit payable on or after January 1, 1986 to such a Participant who retires on or after that date on an Early Retirement Date, or who prior to January 1, 1986 had retired on an Early Retirement Date and is receiving or is entitled to receive benefit payments on January 1, 1986, shall not be less than an amount equal to the product of $150 multiplied by a fraction, the numerator of which is the Participant's Years of Benefit Service and the denominator of which is the Years of Vesting Service to which he would have been entitled had he remained in the employ of the Participating Employers to his Normal Retirement Date.

            (3)  The vested Normal Retirement Benefit payable pursuant to Section 4.6 to such a Participant

              (A)  who incurred a Break in Employment prior to his retirement during the period beginning September 1, 1980 and ending December 31, 1985, and who qualified for a vested Normal Retirement Benefit, or

              (B)  who incurs a Break in Employment on or after January 1, 1986 prior to his retirement and who qualifies for a vested Normal Retirement Benefit,

              shall not be less than an amount equal to the product of (i) $100 (if clause (A) above applies), or (ii) $150 (if clause (B) above applies), multiplied in either case by a fraction, the numerator of which is the Participant's Years of Benefit Service and the denominator of which is the Years of Vesting Service to which he would have been entitled had he remained in the employ of the Participating Employers to his Normal Retirement Date. If a Participant referred to in this subsection 4.1(b) is eligible for and commences an Early Retirement Benefit, the appropriate reduction for early commencement shall be made to the minimum benefit.

        The Normal Retirement Benefit or vested Normal Retirement Benefit computed under paragraphs (1), (2) or (3) above, whichever applies, shall then be reduced by the aggregate benefits payable to such Participant under any other pension plan qualified under Section 401(a) of the Code, including any such plan established pursuant to any collective bargaining or other agreement, to the extent that the Participating Employers or a Related Company or any predecessors thereto have contributed or paid all or a part of the costs thereof as determined by rules established from time to time by the Committee. The minimum benefits described in this subsection (b) shall be reduced as otherwise specified in this Plan if it is paid in the form of a Qualified Joint and Survivor Annuity or an optional form of benefit.

        Participants whose retirement or earlier Break in Employment occurs on or after January 1, 1997 shall be eligible to receive the minimum benefits described in Section 4.1(b) of the Plan if, as of the date of retirement or earlier Break in Employment, the Participant has either (i) completed ten or more Years of Vesting Service, or (ii) attained age 55 and completed five or more Years of Vesting Service. For purposes of the foregoing sentence, only Years of Vesting Service completed on or before December 31, 1996 shall be considered. The rule described in the preceding two sentences applies only to determine eligibility for the minimum benefits. The amount of the Normal, Early or Late Retirement Benefit shall continue to be calculated based upon years of Benefit Service as provided in Article IV of the Plan.

          (c)  In no event shall the Participant's Normal Retirement Benefit be less than the benefit that would have been payable as of his Early Retirement Date.

        4.2    Early Retirement Benefit—Unmarried Participant.

        If the Participant elects to retire on an Early Retirement Date, his retirement benefit will be a monthly Early Retirement Benefit beginning on such Early Retirement Date, reduced for early commencement pursuant to Appendix A, and ending with the benefit for the month during which his death occurs.

        Notwithstanding the foregoing, in the case of a Participant described in clause (ii) of the definition of Early Retirement Date who is entitled to a vested benefit pursuant to Section 4.6(b) but who has less than 20 Years of Vesting Service, the early commencement factors contained in Appendix A shall not apply, and his Early Retirement Benefit shall instead be the Actuarial Equivalent of his vested Normal Retirement Benefit.

        4.3    Disability Retirement Benefit—Unmarried Participant.

          (a)  If (i) the Committee determines that a Participant's Break in Employment with the Participating Employers is a result of his Disability prior to his Normal Retirement Date, and (ii) he is eligible for a Disability Retirement Date, such Participant shall be entitled to a Disability Retirement Benefit commencing on his Disability Retirement Date, reduced for early commencement pursuant to Appendix A, and ending with the benefit for the month during which his death occurs.

        Notwithstanding the foregoing, in the case of a Participant entitled to a vested benefit pursuant to Section 4.6(b) whose Disability Retirement Date results from a Disability incurred after a Break in Employment, the early commencement factors contained in Appendix A shall not apply, and his

Disability Retirement Benefit shall instead be the Actuarial Equivalent of his vested Normal Retirement Benefit.

          (b)  In the event that a Participant ceases to be subject to a Disability after a Disability Retirement Benefit has commenced, Disability Retirement Benefit payments will be suspended until the Participant's Normal Retirement Date or applicable Early Retirement Date at which time benefits will be recalculated on the basis of the Participant's participation as of that date.

        4.4    Late Retirement Benefit—Unmarried Participant.

          (a)  A Participant may retire after his Normal Retirement Date on his Late Retirement Date. The amount of monthly retirement benefit payable each month for the life of a Participant who retires on his Late Retirement Date shall be his Late Retirement Benefit, commencing as of his Late Retirement Date, but no later than the date set forth in Section 4.9(b)(1), and ending with the benefit for the month in which his death occurs. Such Late Retirement Benefit shall equal the sum of the Participant's Normal Retirement Benefit as determined under Section 4.1 above, plus, for each Plan Year ending on or after the Participant's Normal Retirement Date, the greater of (1) or (2). (1) shall be the additional benefit accrued for each such Plan Year, taking into account Years of Benefit Service accrued (but not to exceed any limits on such Years of Benefit Service pursuant to Section 4.1) and Compensation earned in each such year through the Participant's Late Retirement Date. (2) shall be, with respect to any Participant who during any month is not employed in Section 203(a)(3)(B) Service, the increase to the Participant's accrued benefit as of the end of the Plan Year preceding the Plan Year in question to take into account the nonpayment of benefits during any such month determined pursuant to the Actuarial Equivalent assumptions in Appendix A.

        Notwithstanding the foregoing, in the case of a Participant who attained age 65 on or before February 28, 1978, such Participant's Late Retirement Benefit shall not be less than the Late Retirement Benefit that would have been payable to such Participant had the terms of the Plan in effect on February 28, 1978 continued in effect without change until such Participant's Late Retirement Date.

          (b)  Participants who continue employment past Normal Retirement Date shall be given such notice with respect to suspension of their retirement benefit payments as is required by applicable Department of Labor regulations.

        4.5    Normal, Early, Disability or Late Retirement Benefit—Married Participant.

          (a)  If any vested Participant (i.e., any Participant who has a nonforfeitable right to a benefit under this Plan) is married and retires on a Normal, Early, Disability, or Late Retirement Date, the benefit shall be paid in the form of a Qualified Joint and Survivor Annuity. Monthly retirement payments under the Qualified Joint and Survivor Annuity shall commence on the Normal, Early, Disability, or Late Retirement Date, but no later than the date set forth in Section 4.9(b)(1), as applicable, and end with the benefit for the month in which the death of the Participant or the Participant's Spouse, as applicable, occurs. The Qualified Joint and Survivor Annuity shall be the benefit form unless the Participant, after receiving a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the effect of not receiving the same shall have elected not to take such Qualified Joint and Survivor Annuity. Such election shall not be effective unless the Spouse of the Participant consents in writing to such election, which consent shall acknowledge the effect of such election and shall be witnessed by a Plan representative or notary public, or it is established to the satisfaction of the Plan representative that the consent required cannot be obtained because there is no Spouse, because the Spouse cannot be located or because of other circumstances set forth in Treasury Regulations. The Spouse's consent must specify the form of benefits to be paid and any Beneficiary or contingent Beneficiary. The form of benefits and any Beneficiary or contingent Beneficiary may be changed only if the Spouse consents to such change in the manner provided in this Section. However, the form of benefits, Beneficiary and contingent Beneficiary may be changed without subsequent spousal consent if (1) the original consent acknowledged the right of the Spouse to limit consent to a specific beneficiary and form of benefits, and (2) the original consent expressly permits changes to the form of benefits and Beneficiaries without any requirement of further spousal consent. The Spouse's consent may not be revoked. In the event the Qualified Joint and Survivor Annuity is waived, the benefit shall be paid in the form provided in Sections 4.1, 4.2, 4.3, or 4.4 as applicable for an unmarried Participant or in one of the alternative forms elected by the Participant as provided in Section 4.8.

          (b)  Each Participant shall be provided with a written explanation of (1) the terms and conditions of the Qualified Joint and Survivor Annuity, (2) the Participant's right to make, and the effect of, an election not to take a Qualified Joint and Survivor Annuity, (3) the rights of the Participant's Spouse with regard to such Spouse's required consent to the Participant's waiver of the Qualified Joint and Survivor Annuity, and (4) the Participant's right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity. This explanation shall be provided to the Participant no less than 30 and no more than 90 days before the Annuity Starting Date (and consistent with such regulations as the Secretary of the Treasury may prescribe). The written explanation shall include an explanation of the eligibility conditions, other material features, and relative values of the optional forms of benefits under the Plan, as well as a general explanation of the relative financial effect on a Participant's benefit of the waiver of the Qualified Joint and Survivor Annuity.

          (c)  Said election may be made (or revoked) only during the 90-day period ending on the Annuity Starting Date.

          (d)  Notwithstanding the foregoing, the written explanation described above may be provided less than 30 days prior to the Annuity Starting Date (including on or after the Annuity Starting Date) if (i) such written explanation states that the Participant has the right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity, (ii) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the written explanation is provided to the Participant and (iii) distribution in accordance with the Participant's affirmative election does not commence prior to the expiration of the 7-day period that begins the day after the written explanation is provided to the Participant.

        4.6    Vesting; Breaks in Service.

          (a)    Vesting at Normal Retirement Age.    A Participant shall become 100% vested in his Normal Retirement Benefit upon reaching his Normal Retirement Age if he is then employed by a Participating Employer or a Related Company.

          (b)    Vesting Before Normal Retirement Age.    If a Participant incurs a Break in Employment for any reason other than retirement at his Normal or Late Retirement Date, he shall become vested in his Normal Retirement Benefit in accordance with the immediately following schedule:

Years of Vesting Service	Percentage Vested
Less than 10	0%
10 or more	100%

        Notwithstanding the foregoing schedule, a Participant who has completed at least one Hour of Service on or after January 1, 1989 shall become vested in his Normal Retirement Benefit in accordance with the immediately following schedule:

Years of Vesting Service	Percentage Vested
Less than 5	0%
5 or more	100%

          (c)    Breaks in Service.    In determining a Participant's accrued benefit, Years of Benefit Service and Years of Vesting Service for purposes of the Plan, if the Participant incurs a One Year Break in Service Year and if he had no nonforfeitable interest in his benefits under this Plan at the time of his Break in Employment, his accrued benefit, Years of Benefit Service and Years of Vesting Service prior to such Break in Employment shall not be taken into account if the number of consecutive One Year Break in Service Years subsequent to such Break in Employment equals or exceeds the greater of the Participant's Years of Vesting Service completed prior to such termination of employment, or (effective January 1, 1985) five consecutive One Year Break in Service Years. If the preceding sentence would cause any accrued benefit, Years of Benefit Service or Years of Vesting Service to be disregarded as of December 31, 1984 if that sentence's reference to five consecutive One Year Break in Service Years were ignored, such accrued benefit or Years of Vesting Service shall continue to be disregarded. Years of Benefit Service and Years of Vesting Service previously eliminated by a prior application of this paragraph shall not be counted for the purpose of the preceding sentences.

        Participants who experience one or more breaks in service prior to 1976 shall be treated for all purposes of this Plan as new employees as of the first time after 1975 that they recommence employment with a Participating Employer after such breaks and any benefits payable under this Plan on account of such service prior to a break in service shall be computed without reference to any service by the Participant subsequent to reemployment.

        4.7    Surviving Spouse Benefit.

          (a)  If a vested Participant dies prior to his Annuity Starting Date but on or after a date on which he could have retired, his Surviving Spouse shall receive a Surviving Spouse Benefit. The monthly Surviving Spouse Benefit shall be an annuity amount payable as if the Participant had retired and elected a Qualified Joint and Survivor Annuity on the day before his death. Payment of the Surviving Spouse Benefit shall commence on the first day of the month coinciding with or next following the Participant's date of death; provided, however, that if such Participant's death occurs before what would have been his Normal Retirement Date, his Surviving Spouse may elect to defer commencement of the Surviving Spouse Benefit until the first day of any following month, but no later than what would have been such Participant's Normal Retirement Date.

          (b)  If a vested Participant dies before a date on which he could have retired, the Surviving Spouse Benefit shall be payable as if the following events had occurred: (1) the Participant incurred a Break in Employment because of resignation or discharge on the date of his death or, if earlier, the date of his actual Break in Employment, (2) the Participant survived to the earliest date on which he could have retired, (3) the Participant retired with an immediate Qualified Joint and Survivor Annuity at the earliest date on which he could have retired, and (4) the Participant died on the day after the day on which such Participant would have attained the earliest date on which he could have retired. Payment under this subsection shall begin as of the first day of the month coinciding with or next following the later of the Participant's date of death or the date he would have attained age 55; provided, however, that his Surviving Spouse may elect to defer commencement of the Surviving Spouse benefit until the first day of any following month, but no later than what would have been such Participant's Normal Retirement Date.

          (c)  In addition to the Participant described above, a Participant who separated from service before August 23, 1984 with at least 10 Years of Vesting Service shall have the opportunity to also elect a Surviving Spouse Benefit in accordance with regulations issued by the Department of Treasury.

          (d)  (1) Subject to paragraph (2) below, if a vested Participant who would otherwise be entitled to receive his retirement benefit under the "Cash Lump Sum" option described in Section 4.8 dies prior to his Annuity Starting Date, then a single cash lump sum death benefit equal to the Actuarial Equivalent of such Participant's Normal (or, if applicable, Late) Retirement Benefit accrued as of his date of death shall be paid to his designated Beneficiary as soon as administratively feasible following such Participant's death.

(2)
Notwithstanding paragraph (1) above, if the Surviving Spouse Benefit is payable under this Section with respect to such deceased Participant, then the cash lump sum death benefit described in paragraph (1) shall not be payable unless the amount of such cash lump sum death benefit exceeds the Actuarial Equivalent of the Surviving Spouse Benefit, in which case such excess shall be paid to such Participant's designated Beneficiary as soon as administratively feasible following such Participant's death.

        4.8    Optional Retirement Benefits.

          (a)  A Participant who retires may elect, in lieu of the retirement annuity otherwise payable to him, one of the following optional forms of benefits commencing on the Participant's Early, Normal, Late or Disability Retirement Date, as the case may be:

  Single Life Annuity.

        A retirement benefit payable as a single life annuity ending with the benefit for the month during which the Participant's death occurs. The amount of such benefit shall be determined in accordance with Section 4.1.

  Annuity Adjusted for Social Security Payments.

        A retirement benefit adjusted to take account of the expected Social Security Benefit of the Participant. Such adjustment for Social Security benefits shall be made by providing (1) retirement benefits on a temporary basis beginning on the Participant's Early or Disability Retirement Date and terminating with the payment for the month preceding the earliest date the Participant is entitled to receive an old age insurance benefit under the Social Security Act or the date of his death, whichever first occurs, and (2) an additional retirement benefit as chosen by the Participant in the form of a single life annuity or a joint and survivor annuity. The amount of the monthly retirement benefit payable on the temporary basis and the additional benefit shall be determined in accordance with Appendix A.

  Cash Lump Sum

        A retirement benefit equal to the Actuarial Equivalent of his Normal Retirement Benefit (determined in accordance with Appendix A), payable in the form of a cash lump sum; provided, however, that this option shall be available only to a Participant who (i) was a Participant on December 31, 1975, and (ii) was eligible to elect that the Actuarial Equivalent of his Normal Retirement Benefit be paid to him in accordance with the terms of the Plan in effect prior to January 1, 1976. This option shall no longer be available after the retirement of the last of those Participants described in the preceding sentence.

  Other Optional Forms of Payment.

        A Participant may elect a monthly retirement income in such other form as may be authorized by the Committee and offered to all Participants on a like and nondiscriminatory basis, which is the Actuarial Equivalent of his Normal Retirement Benefit. Notwithstanding Appendix A, "Actuarial Equivalent" under this option shall be determined using (i) a 5% interest factor and (ii) a unisex pension 1984 table for determining mortality. In any case where a Participant elects such an optional form of benefit (other than an option where the joint or contingent annuitant is the Participant's Spouse), the option shall be structured so that more than 50 percent of the lump sum Actuarial Equivalent required to provide such Participant's monthly retirement income in the form of a life annuity will be applied to provide the Participant's monthly benefits under such option during the period of the Participant's life expectancy.

          (b)    Election Procedure.    Subject to the rules contained in Section 4.5, the election of one of the options provided for in this Section shall become effective on the Annuity Starting Date. In addition, to be effective, any election made under this Section must be made by the Participant, must be in writing on a form or forms prescribed by the Committee, must name the contingent annuitant if a form of joint and survivor annuity or term certain annuity is chosen, must be signed by the Participant and the Participant's Spouse, unless it is established to the satisfaction of the Plan representative that the consent required cannot be obtained because there is no Spouse or because the Spouse cannot be located, and must be filed with the Committee at least 30 days prior to the Annuity Starting Date. An election may be rescinded or changed at any time on or prior to the Annuity Starting Date, and may not be rescinded or changed after the Annuity Starting Date. Any election hereunder involving a contingent annuitant shall be treated as revoked in the event of such contingent annuitant's death prior to the commencement of retirement payments.

        4.9    Payment of Retirement Benefit.

          (a)  When benefits become distributable, the Committee shall direct the Trustee to distribute the amount described above promptly, the payment of such benefits to commence, notwithstanding anything to the contrary contained herein, no later than 60 days following the close of the later of the Plan Year in which (1) the Participant reaches Normal Retirement Age, (2) the Participant incurs a Break in Employment, or (3) occurs the 10th anniversary of the date the Participant commenced participation in the Plan. If, however, the amount of the Participant's benefit has not been calculated by the date specified in (1), (2) or (3) above or the Participant cannot be located, distribution shall begin no later than 60 days after the payment can be calculated or the Participant located.

          (b)  (i)    The rules of this subsection (b) shall apply unless the Code is amended to change the application of Code Section 401(a)(9), in which case paragraphs (i) through (v) shall be considered to be amended in a manner that incorporates the change.

          Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Code Section 401(a)(9) and regulations promulgated thereunder. Accordingly, unless otherwise permitted by law, in the case of a Participant (other than a 5% owner of the Company) who attains age 70 1/2, distribution of such Participant's entire interest must commence not later than the first day of April following the later of the calendar year in which such Participant attains age 70 1/2 or the calendar year in which the Participant retires. In the case of a Participant who is a 5% owner of the Company who attains age 70 1/2 (and, prior to January 1, 2002, with respect to all Participants), distribution of such Participant's entire interest must commence not later than the first day of April following the calendar year in which such Participant attains age 70 1/2. Finally, Participants (other than 5% owners) who previously commenced benefits under this paragraph upon attainment of age 70 1/2 may elect to stop receiving such distributions until the April 1 following the calendar year in which the Participant retires. In all cases, distributions shall be made in amounts determined in accordance with Code Section 401(a)(9) and the regulations thereunder.

          (ii)  Distribution shall be made over the life of such Participant (or over the lives of the Participant and his Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or over a period not extending beyond the life expectancy of the Participant and his Beneficiary).

          (iii)  If a Participant dies before the distribution of his interest has begun, his entire interest shall be distributed within five years after the date of his death unless the requirements of one of the two following exceptions are satisfied: (A) the Participant's interest will be distributed to a Beneficiary over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary and the distributions begin not later than one year following the date of the Participant's death (or such later date as permitted by law), or (B) the Participant's interest will be distributed to or for the benefit of his spouse over the life expectancy of such surviving spouse or over a period not extending beyond the life expectancy of such spouse and the distributions begin no later than the date on which the Participant would have attained age 70 1/2 (if the spouse dies before such distributions begin, this second exception shall be applied as if the spouse were the Participant). For purposes of this paragraph and to the extent permitted by law, any amount paid to a Participant's child shall be treated as if it had been paid to the Participant's spouse if such amount will become payable to the spouse upon such child reaching majority (or other designated event permitted by law).

          With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

          (iv)  Notwithstanding any other provision of subsection (b), benefits under this Plan shall be paid pursuant to a Participant's election submitted before 1984 if such election choice was a form of benefit permitted by the Plan and complies with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

          (v)  If a Participant (other than a 5% owner) continues employment after the calendar year in which he attains age 70 1/2, the Participant's accrued benefit shall be actuarially increased to take into account the period after such year in which the Participant is not receiving benefits under the Plan, but only to the extent that such increase exceeds the additional accrued benefits the Participant has otherwise earned during the period.

          (c)  Direct Rollovers.

            (i)  This subsection (c) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection (c), if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding the preceding sentence, a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his or her entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

          (ii)  Definitions.

            (1)  An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution.

            (2)  An "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

            (3)  "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

            (4)  "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        (d)  In the event the Actuarial Equivalent of a Participant's vested accrued benefit is determined as of his Break in Employment, or the Surviving Spouse Benefit, is $5,000 or less, the Committee shall pay such Actuarial Equivalent in the form of a single lump sum as soon as administratively feasible, in lieu of all other benefits under the Plan. For purposes of the preceding sentence, a Participant who ceases to participate in the Plan and whose nonforfeitable percentage in his accrued benefit is zero shall be deemed to have received a complete distribution of the entire nonforfeitable portion of his accrued benefit at the time of his Break in Employment, and the forfeitable portion of his accrued benefit shall be forfeited at the time of his Break in Employment. Upon distribution, such accrued benefit and service attributable to such accrued benefit shall thereupon be disregarded for all purposes under this Plan. Notwithstanding the preceding sentence, if the distribution to a Participant as described above is less than the Actuarial Equivalent of such Participant's full accrued benefit, such Participant's full accrued benefit and related service shall be restored if he subsequently is reemployed by a Participating Employer and repays to the Plan his distribution under this subsection. Such distribution must be repaid before the earlier of five years after the date of reemployment or the close of the fifth One Year Break in Service Year after distribution. In addition, the repaid amount must equal the distribution plus interest at 120% of the applicable federal mid-term rate (or such other rate as may be specified under Section 411(c)(2)(C) of the Code), compounded annually from the date of distribution to the date of repayment. In the case of a Participant whose nonforfeitable interest in his accrued benefit at the time of his Break in Employment was zero, such Participant shall be deemed to have repaid his distribution pursuant to the foregoing provisions as of his date of reemployment.

        Notwithstanding Appendix A and the foregoing provisions of this subsection (d), if the lump sum Actuarial Equivalent of (i) the vested accrued benefit of a Participant who incurred a Break in Employment prior to November 15, 1995 and who has not received a distribution prior to November 15, 1995, or (ii) a Surviving Spouse Benefit attributable to the death of a Participant prior to November 15, 1995, which benefit has not been distributed prior to November 15, 1995, is $3,500 or less (or $5,000 or less if distribution occurs on or after January 1, 1998), such benefit shall be paid in a single cash lump sum as soon as administratively feasible after November 15, 1995. The Actuarial Equivalent for such distributions shall be determined by applying the interest and mortality factors applicable to 1995, as adopted by the First Amendment to the Plan (as amended and restated effective January 1, 1987).

        Notwithstanding Appendix A and the foregoing provisions of this subsection (d), if the lump sum Actuarial Equivalent of (i) the vested accrued benefit of a Participant who has not yet received a distribution, or (ii) a Surviving Spouse Benefit attributable to the death of a participant which benefit has not been distributed, is $3,500 or less (or $5,000 or less if distribution occurs on or after January 1, 1998), such benefit shall be paid in a single cash lump sum as soon as administratively feasible following the date of adoption (i.e., November 13, 1995) of the First Amendment to the Plan (as amended and restated effective January 1, 1987). The Actuarial Equivalent for such distribution shall be determined by applying the interest and mortality factors applicable to the year in which the payment is made.

        4.10    Suspension of Benefits.

        (a)  If a Participant has commenced receiving benefits hereunder and is subsequently reemployed by a Participating Employer or a Related Company, his benefits will be discontinued during any month of such reemployment in which the Participant is employed in Section 203(a)(3)(B) Service unless the continued payment of benefits is required by Section 4.9(b)(1). The previous sentence shall only apply if the Participant is delivered a notice that complies with Department of Labor Regulations Section 2530.203-3(b)(4).

        (b)  A Participant reemployed as described in subsection (a) shall upon reemployment again become a Participant under this Plan if he meets the then applicable requirements for participation. Such Participant's benefit accrued during such reemployment shall be computed for each period of reemployment and the benefit payable to such Participant shall be increased as of his subsequently selected Early, Normal or Late Retirement Date, as applicable, to take into account such additional benefit, if any. Any additional benefit shall be decreased by the Actuarial Equivalent of any benefit payments (other than Disability Retirement Benefit payments) paid to the Participant prior to his attaining his Normal Retirement Date.

        (c)  In the case of a Participant reemployed after attaining his Normal Retirement Date, any additional accrual during a Plan Year shall increase the benefits payable to the Participant as of the first day of the next Plan Year. Any additional accrual during a Plan Year shall be reduced, however, by the Actuarial Equivalent of any payments during the Plan Year to the Participant in any month in which the Participant is employed in Section 203(a)(3)(B) service.

        (d)  Effective for Participants who are reemployed on or after January 1, 1997, benefit payments shall continue to be made to such Participant notwithstanding such reemployment.

        4.11    Inability to Locate Participant.

        In the case of any benefit payable under this Plan, if the Committee is unable, within three years after the later of Normal Retirement Date or other date on which the benefit becomes payable, to locate the Participant or Beneficiary to whom payment is due, such benefit shall be forfeited and the assets of this Plan shall be relieved of the liability for payment of such benefit. If after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated and shall be paid retroactive to the date that such benefit first became payable.

        4.12    Benefit Freeze.

        Subject to Section 4.13, effective January 1, 1997, no further benefits shall be accrued by any Participant in this Plan. Accordingly, each Participant in this Plan shall be entitled to the benefit he or she earned through and including December 31, 1996, but shall not be credited with any additional benefit following December 31, 1996. Thus, by way of illustration and not limitation, Participants shall be entitled to benefits based only upon their Years of Benefit Service through December 31, 1996, and shall not be entitled to benefits based upon any portion of a Year of Benefit Service following December 31, 1996; provided, however, that as specifically set forth in the definition of Years of Benefit Service, certain service performed before January 1, 1997 which would otherwise be excluded under the Hilton Property Exclusion and the Union Exclusion shall be included even if the conditions for inclusion of such service are satisfied after December 31, 1996. As a further illustration, and not a limitation, increases in a Participant's Average Monthly Compensation based upon Compensation paid after December 31, 1996 shall not be considered under the Plan. As a further illustration, and not a limitation, no portion of a Year of Benefit Service after January 1, 1997 shall be included in determining whether a Participant is eligible for the minimum benefits referred to in Section 4.1(a), or the amount of any such minimum benefits. All Early Retirement Benefits, Late Retirement Benefits, Disability Retirement Benefits and Surviving Spouse Benefits shall be calculated based upon the frozen benefit earned through December 31, 1996. The benefit freeze shall apply to all Participants hereunder, whether employed by the Company or any Participating Affiliate. Notwithstanding the foregoing, should the Plan become a top-heavy plan as set forth in Appendix C, then the minimum accruals for Non-Key Employees shall continue to apply under Appendix C.

        4.13    Benefit Increase.

        (a)  The benefit attributable to each Participant shall be the greater of the benefit determined without respect to this Section 4.13 (the "Pre-Amendment Benefit"), or the benefit determined under this Section 4.13 (the "New Benefit"). The New Benefit attributable to the Participant shall be the benefit determined as if Section 4.1(a) of the Plan were the "Revised Section 4.1(a)," set forth in subsection (b) of this Section 4.13.

        (b)  The "Revised Section 4.1(a)" is as follows:

          (a)  A Participant may retire and commence receiving his vested Normal Retirement Benefit on his Normal Retirement Date. A Participant shall be 100% vested in benefits under this Plan upon attainment of Normal Retirement Age if the Participant is then an Employee. Except as hereinafter provided, the amount of the monthly retirement benefit payable each month for the life of a Participant, commencing on his Normal Retirement Date and ending with the benefit for the month during which his death occurs, which is his Normal Retirement Benefit, shall be equal to the amount determined by first multiplying (1) by (2), and then by deducting (3), as follows:

            (1)  If the Participant had completed 34 or more Years of Benefit Service as of December 31, 1983, then (1) is the amount determined by deducting (C) from the greater of (A) or (B), or, if the Participant had not completed 34 or more Years of Benefit Service as of December 31, 1983, then (1) is the amount determined by deducting (C) from (B):

              (A)  1 1/2% of the Participant's Average Monthly Compensation multiplied by his Potential Years of Benefit Service, but not more than 60% of such Average Monthly Compensation.

              (B)  The sum of: (i) 2% of the Participant's Average Monthly Compensation multiplied by his Potential Years of Benefit Service (up to a maximum of 25 years), plus (ii) 1/2% of his Average Monthly Compensation multiplied by his Potential Years of Benefit Service in excess of 25, but the sum of (i) and (ii) shall not be more than 60% of such Average Monthly Compensation.

              (C)  Fifty percent (50%) of the "Potential Primary Social Security Benefit" of the Participant. The Potential Primary Social Security Benefit shall be calculated in the same manner as set forth in the definition of the Primary Social Security Benefit in Section 1.2, except that the last two sentences of the first paragraph of the definition shall be replaced with the following: "Such amount shall be determined on the basis of (i) the Participant's period of employment with the Participating Employers and (ii), if a Participant retires or otherwise incurs a Break in Employment prior to age 65, by assuming the Participant receives wages after such retirement or other Break in Employment until age 65 at the same rate the Participant received wages at the time of such retirement or other Break in Employment.

            (2)  A fraction, the numerator of which is the Participant's years of Benefit Service, and the denominator of which is the Participant's Potential Years of Benefit Service. For purposes of the Plan, "Potential Years of Benefit Service" shall equal the greater of (i) the Participant's actual Years of Benefit Service or (ii) the Years of Benefit Service the Participant would complete, if, after first becoming a Participant, the Participant continued to serve as an active employee and Participant in the Plan through the Participant's Normal Retirement Date. Potential Years of Benefit Service under this Section 4.13 are calculated including all Years of Benefit Service that would have been earned had Section 4.12 not been adopted. The value of the fraction described in this subsection shall not exceed one.

            (3)  The portion of the Participant's Integrated Benefits not related to Social Security benefits.'

          (c)  The New Benefit shall be calculated with respect to all benefits attributable to each Participant (whether or not the Participant was an active employee as of August 26, 1999, i.e., the date that Amendment 1999-1, which added this Section 4.13, was adopted). The benefit attributable to a Participant may be payable to the Participant, or may be payable in whole or in part to an alternate payee under a qualified domestic relations order, a joint or contingent annuitant receiving benefits following the death of a Participant (including the surviving spouse under a Qualified Joint and Survivor Annuity), or a surviving spouse entitled to the Surviving Spouse Benefit under the Plan. Each such person (including each Participant), for whom the New Benefit is greater than the Pre-Amendment Benefit is referred to in this Section 4.13 as an "Affected Person." Notwithstanding the foregoing, any former Employee who was not vested under the Plan at the time of his or her termination of employment shall not be an Affected Person, and shall not be entitled to benefit under this Section 4.13.

          (d)  Except for the benefit increases set forth in this Section 4.13, the benefit freeze enacted by adding Section 4.12 to the Plan stays in effect. Accordingly, in calculating the Pre-Amendment Benefit and the New Benefit, no Participant shall earn actual Years of Benefit Service for service following December 31, 1996, and any increases to Average Monthly Compensation based upon Compensation paid after December 31, 1996 shall be disregarded.

          (e)  As soon as administratively feasible following the adoption of Amendment 1999-1, which added this Section 4.13 to the Plan, the Company shall cause the amendment to be submitted to the IRS with a request that the IRS determine that the Plan, as amended, satisfies the qualification requirements of Section 401(a) of the Code. It is understood that such qualification requirements include satisfaction of Code Section 411(b)(1) and the regulations issued thereunder. As soon as administratively feasible following the adoption of Amendment 1999-1, the Company shall cause the New Benefits to be calculated. During the period that the New Benefits are being calculated and pending IRS approval, benefit payments shall temporarily continue at the Pre-Amendment Benefit level. As soon as administratively feasible following the later of the date the New Benefits have been calculated or the date the IRS issues a favorable determination letter concerning Amendment 1999-1, the payment amounts shall be revised as follows (the date on which an Affected Person's benefit payments are revised shall be the Affected Person's "New Benefit Date"):

            (1)  If the Affected Person's Pre-Amendment Benefit is greater than the Affected Person's New Benefit, then no change to the Affected Person's Benefit shall be made.

            (2)  If the Affected Person's New Benefit is greater than the Pre-Amendment Benefit, but no payments had been made to the Affected Person before the New Benefit Date, then the New Benefit shall apply to all payments made to the Affected Person.

            (3)  If the Affected Person's New Benefit is greater than the Pre-Amendment Benefit, and if payments other than lump sum payments had been made under the Pre-Amendment Benefit, then the New Benefit shall apply to all payments made after the New Benefit Date, and in addition the following retroactive payment shall be made. The retroactive payment shall be a single lump sum payment equal to the sum of the following amounts calculated with respect to each Pre-Amendment Benefit payment made to the Affected Person before the New Benefit Date: The amount determined by first deducting (x) the monthly Pre-Amendment Benefit from (y) the monthly New Benefit, and then by increasing such remainder by (z) interest on the remainder for the period from the date the Pre-Amendment Benefit payment was made through the New Benefit Date at an annual rate equal to the "applicable interest rate" as described in Section 417(e)(3) of the Code for the November immediately preceding the Plan Year in which the retroactive payment is made.

            (4)  If the Affected Person's New Benefit is greater than the Pre-Amendment Benefit, and payment of the Pre-Amendment Benefit had been made as a lump sum, then an additional lump sum payment shall be made. The additional lump sum payment shall be determined by first deducting (x) the amount of the original lump sum payment, from (y) the actuarial equivalent lump sum which would have been paid had the New Benefit amount applied at the time the lump sum was originally paid, and then by increasing such remainder by (z) interest on the remainder for the period from the date the original lump sum payment was made through the New Benefit date at an annual rate equal to the "applicable interest rate" as described in Section 417(e)(3) of the Code for the November immediately preceding the Plan Year in which the retroactive payment is made.

            (5)  If any portion of the benefits earned with respect to a Participant had been split between a Participant and an alternate payee pursuant to a qualified domestic relations order, then any increase in benefits (including any retroactive payments) shall be divided proportionately according to the portion of the Pre-Amendment Benefit that had been assigned to the alternate payee.

            (6)  If a Participant has died before the Participant's New Benefit date, any additional benefits payable on behalf of the Participant under this Section 4.13 shall be payable to the surviving beneficiary or beneficiaries, if any, under the optional form of benefit, if any, elected by the Participant, or, if there is no such surviving beneficiary, to the Participant's surviving spouse or, if there is no surviving beneficiary or surviving spouse, to the Participant's estate.

            (7)  The benefit payments hereunder shall be appropriately adjusted under the actuarial factors set forth in the Plan, including but not limited to the factors applicable to early retirement benefits, qualified joint and survivor annuities, and other optional forms of benefits.

ARTICLE V.

LIMITATION ON BENEFITS AND PAYMENTS

        5.1    Section 415 Limitations.

        Notwithstanding anything else contained herein, the maximum annual amount of retirement benefit payable with respect to a Participant under this Plan shall not exceed the lesser of: (a) $90,000 (adjusted automatically without amendment to the Plan for increases in the cost of living, in accordance with Regulations issued by the Secretary of the Treasury pursuant to the provisions of Section 415(d) of the Code) or (b) 100% of the Participant's average annual compensation for the three consecutive calendar years during which he was a Participant and had the highest aggregate annual compensation from his Participating Employer and all Related Companies, in accordance with the provisions of Appendix B attached hereto.

        With respect to Senior Officers only, the dollar limitation described above shall be the dollar limitation in effect in the Plan Year in which such Senior Officer attains his Normal Retirement Age and, for Senior Officers who are Participants and have attained age 65 prior to December 31, 1991, shall be the dollar limitation described above in effect as of January 1, 1991. For Participants other than Senior Officers, benefit payments that had been limited under the dollar limitation set for the above shall be increased (but not above the benefit amount the Participant would have been entitled to without such limitation) to reflect increases in the dollar limitation that occur after termination of employment or retirement.

        5.2    Top-Heavy Plan Requirement.

        Notwithstanding anything else contained herein, for any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section C.3 of Appendix C attached hereto, this Plan will be subject to the provisions of Appendix C.

        5.3    Restriction of Benefits and Payments.

        For Plan Years beginning on or after January 1, 1994, notwithstanding anything else contained herein, upon termination of the Plan or in the case of a payment to any of the 25 highest paid "Highly Compensated Employees" (as defined in Appendix E), the restrictions of Appendix E shall apply. For Plan Years beginning before January 1, 1994, the restrictions of Appendix D shall apply.

        5.4    133 1/3 Percent Rule.

        The method of computing a Participant's accrued benefit under the provisions of Article IV is intended to satisfy the requirements of the 133 1/3 rule provided in Section 411(b)(1)(B) of the Code.

ARTICLE VI.

THE COMMITTEE

        6.1    Members.

        The President of Hilton Hotels Corporation shall choose a Chairman for the Committee. The other members of the Committee shall be appointed by, and shall serve at the pleasure of, the Chairman of the Committee. The number of members comprising the Committee shall be determined by the Chairman of the Committee who may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Chairman of the Committee. The Chairman of the Committee may remove any member by delivering a written notice of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Chairman of the Committee.

        6.2    Committee Action.

        The Committee shall choose a Secretary. The Secretary shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding upon the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

        6.3    Rights and Duties.

        (a)  The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA). The Company delegates its duties under the Plan to the Committee. The Committee shall act as the Fiduciary with respect to control and management of the Plan for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

          (1)  To determine all questions relating to the eligibility of Employees to participate;

          (2)  To construe and interpret the terms and provisions of the Plan;

          (3)  To compute, certify to, and direct the Trustee, either directly or through a delegate, with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

          (4)  To authorize, either directly or through a delegate, all disbursements by the Trustee from the Trust;

          (5)  To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

          (6)  To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by ERISA or other law, other than those prepared and filed by the Trustee;

          (7)  To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

          (8)  To appoint a plan administrator or, any other agent, and to delegate to them or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and to designate each such administrator or agent as Fiduciary with regard to matters delegated to him; and

          (9)  To make decisions on claims in a manner consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, which shall include consideration of such claims, review of claim denials and issuance of a decision on review. Such claims decisions shall be made in accordance with the claims procedures set forth in Section 6.4.

        (b)  With respect to management or control of investments, the Committee shall have the power to direct the Trustee in writing with respect to the investment of the Trust assets or any part thereof.

Where investment authority, management and control of Trust assets have been delegated to the Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust assets contributed by the Company and Participants with full discretion in the exercise of such investment, management and control. Except as otherwise provided by law, the Committee may appoint one or more Investment Manager(s) to invest the Trust assets or any part thereof. Where investment authority, management, and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall be subject to the direction of the Committee or the Investment Manager(s) appointed by the Committee, if any, regarding the investment, management and control of such assets, and in such case the Committee, or the Investment Manager(s), as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

        (c)  Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities.

        6.4    Claims Procedures.

        (a)  The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, and shall provide the name of the person or persons with whom such claims should be filed.

        (b)  The Committee shall act upon claims initially made and will communicate a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further reviewing the denial of the claim under the Plan.

        (c)  The Committee shall review claim denials if review is timely requested. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 60 days after receipt of denial of his claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing.

        (d)  The Committee shall issue its decision not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based.

        (e)  Notwithstanding any other provision of this Plan, no action may be commenced with respect to or arising out of any claim for benefits against the Plan (or the Committee, any Participating Employer or any of its or their agents) more than one hundred eighty (180) days after the Participant, Beneficiary or other claimant is first given a written notice of the denial of his or her appeal by the Committee. Unless the Committee specifically determines otherwise, this period shall not be extended even if the Committee again considers the matter after the initial denial. This limitations period shall apply to all actions arising out of or relating to a claim for benefits including, but not limited to, any action under Section 502(a)(1)(B) of ERISA and any action under Section 502(a)(3) of ERISA to the extent said claim relates to the provision of benefits or rights under the Plan.

        6.5    Procedure for Establishing Funding Policy; Transmittal of Information.

        In order to enable the Committee to establish a funding policy and perform its other functions under the Plan, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation, employment, retirement, death, or the cause for termination of employment of each Participant and such other pertinent facts as may be required. The Committee shall advise the Trustee and the Investment Manager, as appropriate, of such of the foregoing facts as may be pertinent to the duties of the Trustee and Investment Manager under the Plan.

        6.6    Compensation, Bonding, Expenses and Indemnity.

        (a)  The members of the Committee shall serve without compensation for their services hereunder.

        (b)  Members of the Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder. Bond premiums and all expenses of the Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties.

        (c)  The Committee is authorized at the expense of the Company to employ such legal counsel, actuaries and other consultants as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan and the Trust shall be paid from the Trust assets to the fullest extent permitted by law, unless the Company determines otherwise.

        (d)  To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of any expenses and fees under this Section 6.6 shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

        6.7    Manner of Administering.

        The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Participating Employers and any Participant or Beneficiary, except as otherwise provided by law. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

        6.8    Duty of Care.

        In the exercise of the powers and duties of the Committee as Plan Administrator and Fiduciary with respect to the investment, management and control of the Plan, each member of the Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        6.9    Delegation.

        The Committee shall have the authority to delegate any authority and duty hereunder to such other person or persons as determined by the Committee, and each reference hereunder to the Committee includes such delegates. Formal action by the Committee is not required to accomplish such delegation.

ARTICLE VII.

TRUST FUND

        7.1    Trust Fund.

        The contributions to fund this Plan described in Section 3.1 shall be held, administered and invested in accordance with the Trust executed by the Company and the Trustee, who shall be selected by the Company. The Trust Fund shall be held, administered, invested and reinvested in the manner provided in the Trust, and the Trustee shall not be required to invest separately any share of any Participant in the fund. The Trust may provide for the commingling of the assets held in the Trust Fund with respect to a particular Participating Employer with (i) assets held with respect to other Participating Employer(s) (provided that the Plan, with respect to such other Participating Employer(s), remains tax qualified), and (ii) assets held in connection with other tax qualified retirement plans.

ARTICLE VIII.

AMENDMENT AND TERMINATION

        8.1    Amendments.

        The Company shall have the right to amend this Plan at any time by resolution of either the Board of Directors or the Committee and to amend further or cancel any such amendment, and each Participating Affiliate hereby delegates to the Company such authority to amend the Plan or cancel any amendment. The Board of Directors or the Committee may delegate to an officer of the Company the authority to execute any amendment to the Plan which is necessary to maintain the qualification and tax exempt status of the Plan under the Code, and any other amendments to the Plan which (i) do not have the effect of increasing the liability of a Participating Employer in a manner which would cause a significant detriment to such Participating Employer, or (ii) do not significantly increase the benefits payable to such officer, except in his capacity as a member of a broad class of Employees for whom benefits are being increased. Any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan. Except as may be required to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

        (a)  Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

        (b)  Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;

        (c)  Create or effect any discrimination in favor of Participants who are "Highly Compensated Employees" (as defined in Appendix E); and

        (d)  Increase the duties or liabilities of the Committee or the Trustee without the written consent of the Committee or Trustee, as applicable.

        8.2    Discontinuance of Plan.

        It is the Company's expectation that this Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation, and the Company reserves the right (subject to Section 8.3(e)), by action of the Board of Directors, to terminate the Plan at any time, in full or in part, or with respect only to a particular Participating Employer, or to reduce, suspend, or discontinue contributions hereunder at any time. No Participating Employer shall be liable for the payment of any benefits under this Plan, and all benefits hereunder with respect to Participants of a particular Participating Employer shall be payable solely from the assets of the Trust with respect to such Participating Employer except as otherwise required by ERISA.

        8.3    Termination of Plan.

        (a)  In the event of a complete termination of this Plan, the rights of all affected Participants and Beneficiaries to benefits then accrued, to the extent then funded, shall thereupon become 100% vested and nonforfeitable, subject to the order of priority set forth below, and a prompt determination of the fair market value of the Trust Fund shall be made and it shall then be applied so as to provide (to the extent not already provided) benefits in said order of priority. In the event of partial termination of the Plan or termination with respect only to a particular Participating Employer, the rights of all affected Participants and Beneficiaries to benefits accrued to the date of such termination to the extent funded as of such date, shall be 100% vested and nonforfeitable. Benefits for each such person shall be computed on the basis of employment up to the date of said termination.

        (b)  In the case of the Plan's termination, partial termination (to the extent required by Section 411 of the Code) or termination with respect only to a particular Participating Employer, the assets thereof (available to provide benefits) shall be allocated among the affected Participants and Beneficiaries of the Plan in accordance with Sections 4044(a)(1) through (a)(6) of ERISA.

        (c)  Any residual assets of the Plan resulting from such termination shall be distributed to the affected Participating Employer(s), if:

          (1)  all liabilities of the Plan to affected Participants and their Beneficiaries have been satisfied; and

          (2)  the distribution does not contravene any provision of law.

        (d)  To the extent permitted by ERISA, the allocations and provision for retirement benefits described in this Section shall be accomplished through either continuance of the Trust, the creation of a new trust, or the purchase of annuity contracts; provided, however, that the Committee may, upon finding that it is not practicable or desirable under the circumstances to do any of the foregoing with respect to one or more of the groups listed above, provide some other means, including the offering of immediate single lump sum cash payments representing the Actuarial Equivalent of the monthly retirement benefit to which the Participant or Beneficiary would otherwise be entitled (provided, however, that if the Actuarial Equivalent of such a lump sum cash payment exceeds $5,000, a monthly annuity commencing as of the time such lump sum would otherwise be payable must also be offered, in an amount equal to the Actuarial Equivalent of such lump sum cash payment, and in one of the forms of annuity and under the rules provided in Sections 4.5 and 4.8, in accordance with Treasury Regulation Section 1.417(e)-1(b)(1)), but no change shall be effected in the order of precedence and the basis of allocation established under ERISA.

        (e)  The Plan may be terminated in its entirety or in part on any date specified by the Company (subject to the requirements of the Code and ERISA and regulations thereunder) if thirty days' advance written notice of the termination is given to the Committee, the Trustee and each Participating Affiliate. The Plan will terminate only with respect to a particular Participating Employer on the first to occur of the following:

          (1)  The termination date selected by such Participating Employer if thirty days' advance written notice of the termination is given to the Committee, the Trustee and the other Participating Employers.

          (2)  The effective date such Participating Employer is judicially declared bankrupt or insolvent.

          (3)  The effective date such Participating Employer completely discontinues its contributions under the Plan (a mere failure of such Participating Employer to make a contribution for any Plan Year shall not be considered a discontinuance so long as the Plan with respect to such Participating Employer does not have an accumulated funding deficiency under Section 412 of the Code at the end of such Plan Year).

          (4)  The effective date of dissolution, merger, consolidation or reorganization of such Participating Employer, the effective date of sale by such Participating Employer of all or substantially all of its assets, or (if such Participating Employer is a Hilton Property), the date such Participating Employer ceases to be a Hilton Property, except that:

            (A)  in any event, arrangements may be made with the consent of the Company whereby the Plan with respect to such Participating Employer will be continued by any successor to such Participating Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for such Participating Employer under the Plan and the Trust; and

            (B)  if such Participating Employer is merged, dissolved or in any other way reorganized into, or consolidated with, any other Participating Employer, the Plan with respect to such former Participating Employer will automatically continue in effect without a termination thereof.

        8.4    Plan Merger or Consolidation; Transfer of Plan Assets.

        (a)  This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated). Where the foregoing requirement is satisfied this Plan and Trust Fund may be merged or consolidated with another qualified plan and trust. This subsection shall also apply with respect to the merger, consolidation or transfer of assets or liabilities with respect to only a particular Participating Employer.

        (b)  The Committee may in its discretion authorize a plan-to-plan transfer, provided that such a transfer will meet the requirements of Section 414(l) of the Code and regulations thereunder, and that all other actions legally required are taken. In the event of a transfer of assets from the Plan (or from the Plan with respect to a particular Participating Employer to the Plan with respect to another Participating Employer) pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

ARTICLE IX.

MISCELLANEOUS

        9.1    Contributions Not Recoverable.

        Except where contributions are permitted or required to be returned to a Participating Employer by the provisions of this Plan as permitted or required by ERISA or the Code, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries for any part of the contributions made under this Plan to be used for or diverted to purposes other than the exclusive benefit of Participants or Beneficiaries. Notwithstanding this or any other provision of the Plan, a particular Participating Employer shall be entitled to recover, and the Participants of such Participating Employer under this Plan shall have no interest in (a) any contribution made under this Plan by such Participating Employer by a mistake of fact, so long as the contribution is returned within one year after payment; (b) in the event that such Participating Employer receives an adverse determination from the Internal Revenue Service with respect to the initial qualification of the Plan with respect to such Participating Employer with the result that the Trust with respect to such Participating Employer is not exempt from federal income tax and such Participating Employer's contributions to the Trust are not deductible in determining its federal income tax, any contributions made prior to that time, so long as the contribution is returned within one year after such determination and the application for determination was made by the time prescribed by law for filing such Participating Employer's return for the taxable year in which the Plan was adopted by such Participating Employer or such later date as the Secretary of the Treasury may prescribe, and (c) any contributions for which a deduction is disallowed under Section 404 of the Code, so long as such contributions are returned to such Participating Employer within one year following such disallowance or as permitted or required by ERISA or the Code. In the event of such mistake of fact, determination by the Commissioner, or disallowance of deductions, contributions shall be returned to such Participating Employer, subject to the limitations, if any, of Section 403(c) of ERISA.

        9.2    Limitation on Participants' Rights.

        Participation in this Plan shall not give any Employee the right to be retained as an Employee of any Participating Employer or any right or interest under the Plan or Trust other than as herein provided. Each Participating Employer reserves the right to dismiss any Employee without any liability for any claim against the Trustee, the Trust except to the extent provided in the Trust, the Committee or any Participating Employer. All benefits under the Plan with respect to Participants of a particular Participating Employer shall be provided solely from the assets of the Trust with respect to such Participating Employer and a Participant shall not have any recourse towards satisfaction of such benefit becoming fixed under the terms of the Plan from other than assets of the Plan attributable to his Participating Employer's contributions to the Trust or guarantee of benefits hereunder by the Pension Benefit Guaranty Corporation.

        9.3    Receipt or Release.

        Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee and all Participating Employers. The Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

        9.4    Alienation.

        (a)  None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this Plan or the Trust.

        (b)  The provisions of this Section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless (1) such order is determined to be a "qualified domestic relations order," as defined in Section 414(p) of the Code, or (2) the Committee determines in its discretion to treat any domestic relations order entered before January 1, 1985 as a qualified domestic relations order. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to the affected Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order, and the benefits otherwise payable to such Participant or Beneficiary under this Plan shall be reduced by the amounts payable to such alternate payee.

        (c)  Notwithstanding subsection (a), the Plan may offset against the accrued benefit of a Participant any amount that the Participant is ordered or required to pay under a judgment, order, decree or settlement agreement described in ERISA Section 206(d)(4), subject to the joint and survivor requirements of ERISA Section 206(d)(4)(C) and ERISA Section 206(d)(5), if applicable.

        9.5    Persons Under Incapacity.

        (a)  In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into the application of any funds so paid.

        (b)  In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (1) to that person's then living parent(s) to act as custodian, (2) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

        9.6    Governing Law.

        This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan's remaining qualified within the meaning of Section 401(a) of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

        9.7    Headings, etc., Not Part of Plan.

        Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

        9.8    Instrument in Counterparts.

        This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

        9.9    Reorganization of Participating Employer.

        This Plan shall inure to the benefit of, and be binding upon the parties hereto and their successors and assigns. Subject to Section 8.3(e), if a Participating Employer merges or consolidates with or into a successor, this Plan shall continue in effect with respect to such Participating Employer unless the successor terminates this Plan with respect to such Participating Employer.

        9.10    Masculine Gender Includes Feminine Gender.

        As used in this Plan, the masculine gender shall include the feminine gender.

        IN WITNESS WHEREOF, the undersigned has caused this document to be executed by its duly authorized officers on this 9th day of September, 2002.

HILTON HOTELS CORPORATION
By:	/s/ MOLLY McKENZIE-SWARTS
Its	Senior Vice President—Human Resources

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  Exhibit 10.20
HILTON HOTELS RETIREMENT PLAN (As Amended and Restated Effective January 1, 2000)
ARTICLE I. TITLE AND DEFINITIONS
ARTICLE II. PARTICIPATION
ARTICLE III. CONTRIBUTIONS
ARTICLE IV. RETIREMENT AND DEATH BENEFITS
ARTICLE V. LIMITATION ON BENEFITS AND PAYMENTS
ARTICLE VI. THE COMMITTEE
ARTICLE VII. TRUST FUND
ARTICLE VIII. AMENDMENT AND TERMINATION
ARTICLE IX. MISCELLANEOUS